UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2021

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Battery Street

San Francisco, California 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	LEVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2021, Levi Strauss & Co. (the “Company”) announced that Gavin Brockett will resign from his position as the Company’s Senior Vice President and Global Controller and the Company’s principal accounting officer, effective June 1, 2021. Mr. Brockett will receive the severance benefits set forth in the Company’s previously disclosed Senior Executive Severance Plan, filed as Exhibit 10.19 to the Company’s Form 10-K for the fiscal year ended November 29, 2020.

Lisa Stirling, age 44, will become the Global Controller of the Company and will serve as the Company’s principal accounting officer, effective June 1, 2021. Ms. Stirling joined the Company and the Controllership team in April 2015 as the Levi Strauss Americas Controller and most recently served as the Company’s Vice President and Assistant Global Controller.

In connection with Ms. Stirling’s new role, she will receive a base salary of $372,500 a year, the target participation rate in the Company’s Annual Incentive Program will be 50% of her base salary, and the target amount of her fiscal 2021 long-term incentive award under the Company’s 2019 Equity Incentive Plan will be $300,000. The other components of Ms. Stirling’s compensation arrangement with the Company remain substantially unchanged.

The selection of Ms. Stirling to serve as the principal accounting officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Ms. Stirling and any director or executive officer of the Company. Ms. Stirling has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On April 21, 2021, the Company held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A, as filed with the U.S. Securities and Exchange Commission on March 9, 2021 (the “Proxy Statement”). The following is a brief description of each matter voted upon and the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Shareholders elected each of the four nominees for Class II director to serve until the Company’s 2024 Annual Meeting of Shareholders and until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
David A. Friedman	2,614,850,500	320,738,709	9,554,142
Yael Garten	2,913,083,308	22,505,901	9,554,142
Jenny Ming	2,887,164,309	48,424,900	9,554,142
Joshua E. Prime	2,726,786,204	208,803,005	9,554,142

Proposal 2. Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,917,200,916	775,696	17,612,597	9,554,142

Proposal 3. Shareholders ratified the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 28, 2021. The voting results were as follows:

Votes For	Votes Against	Abstentions
2,944,856,721	155,858	130,772

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: April 26, 2021	By:	/s/ Seth Jaffe
	Name:	Seth Jaffe
	Title:	Executive Vice President and General Counsel